UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 4.01	Change in Certifying Accountant

Resignation of Crowe Horwath LLP

On February 6, 2013, Crowe Horwath LLP (“Crowe”) notified Bioanalytical Systems, Inc. (the “Company”) of its intent to resign as the Company’s independent registered public accounting firm effective with the completion of its review of the Company’s first fiscal quarter of 2013, ended December 31, 2012. The decision to resign was made by Crowe and, accordingly, no action was taken by the Company’s Audit Committee or Board of Directors to recommend or approve this change in accountants.

The reports of Crowe on the consolidated financial statements of the Company for the Company’s last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles in any respect. Even though Management and the former accountant do not express a difference of opinion regarding the events, pursuant to section 229.304 (item 304) (a)(1)(v)(A), we are disclosing that Crowe did identify material weaknesses which were reported in our annual report on Form 10-K for the last two fiscal years for which Management had instituted corrective actions.

During the Company’s two most recent fiscal years and the subsequent interim period through December 31, 2012, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure which disagreements, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in Crowe’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s two most recent fiscal years and the subsequent interim period through December 31, 2012.

The Company has provided Crowe with a copy of this Current Report on Form 8-K and requested that Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of Crowe’s letter, dated February 12, 2013, is attached hereto as Exhibit 16.1.

New Independent Registered Public Accounting Firm

The Audit Committee of the Company’s Board of Directors is in discussions with an independent registered public accounting firm to succeed Crowe as the Company’s independent registered public accounting firm. The Audit Committee expects to engage a new independent registered public accounting firm for the Company as soon as possible.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of President and Chief Executive Officer

On February 7, 2013, the Board of Directors elected Jacqueline M. Lemke, 50, to serve as President and Chief Executive Officer of the Company with continuing responsibility as Vice President - Finance and Chief Financial Officer. Effective February 7, 2013, Ms. Lemke was also appointed to the Company’s Board of Directors. Ms. Lemke has served as Interim President and Chief Executive Officer since July 5, 2012 and as Vice President - Finance and Chief Financial Officer since April 9, 2012. Prior to joining the Company, Ms. Lemke was Vice President of Finance and Global Chief Financial Officer of Remy, Inc., a division of Remy International, from 2007-2010, where she built a 44-person global finance team and created a financial system to support rapid decision making and clear lines of management accountability. Ms. Lemke is a Certified Public Accountant.

In connection with her election, the Company and Ms. Lemke entered into an Amended and Restated Employment Agreement (the "Employment Agreement"). The Employment Agreement provides that (a) Ms. Lemke’s base salary will be $24,183.33 per month, and (b) for fiscal year 2013 only, she will receive an annual cash bonus in an amount equal to the greater of (i) two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense, amortization expense and restructuring charges of the Company for the year or (ii) the amount which Ms. Lemke becomes entitled to receive pursuant to the Annual Incentive Bonus Plan (AIBP), if any. For fiscal years subsequent to 2013, Ms. Lemke will receive an annual cash bonus based upon the Company Annual Incentive Bonus Plan, if any. Ms. Lemke will continue to receive a $1,400 monthly commuting allowance in addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies.

The Company also granted Ms. Lemke options to purchase 50,000 of the Company’s common shares at a price of $1.70 (the closing price of the Company's common shares on February 6, 2013) pursuant to the Company's 2008 Director and Employee Stock Option Plan and an Option Agreement dated February 7, 2013. Fifty percent (50%) of the options will vest and become exercisable in three equal annual installments on the first, second and third anniversaries of the grant date, and the other 50% of the options will vest and become exercisable on the date the audit of the Company's fiscal 2013 financial statements is completed, but only if the Company's EBITDA for fiscal 2013 is equal to or greater than the budgeted EBITDA set forth in the Company's operating plan for fiscal 2013 as determined by the Board, subject to the conditions set forth in the Option Plan and related agreement.

According to the Employment Agreement, if Ms. Lemke’s employment is terminated without Cause (as defined in the Employment Agreement) or she resigns for "Good Reason" (as defined in the Employment Agreement), then the Company shall (a) pay Ms. Lemke (i) her current salary through the termination date or resignation date; (ii) all vacation accrued as of the date of resignation or termination, and (iii) all bonuses earned but not paid as of the date of termination or resignation; and (b) pay Ms. Lemke as compensation for loss of office fifteen (15) months base salary at her then current salary. If Ms. Lemke is terminated for Cause or resigns without Good Reason, the Company will pay Ms. Lemke (x) her earned but unpaid then-current base salary through the date of termination or resignation (y) all vacation accrued as of the date of termination or resignation and (z) all bonuses earned but not paid as of the date of termination or resignation.

The initial term of the Employment Agreement ends on February 28, 2015 and may be extended for successive one year periods unless either party provides 90 days’ written notice to the other of its intent not to renew.

On February 12, 2013, the Company issued a press release announcing Ms. Lemke’s election. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Annual Incentive Bonus Plan

On February 7, 2013, the Board of Directors approved an Annual Incentive Bonus Plan (“AIBP”) for all salaried and hourly employees of BASi, including the named executive officers identified in the Company’s 2012 Form 10-K (the “named executive officers”). This AIBP has been established in order to align all participants with the annual goals and objectives of the Company and to create a direct link between compensation and the annual financial and operational performance of the Company. Under the terms of the AIBP, salaried and hourly employees, including the named executive officers, will be eligible to receive performance-based incentive bonuses for the Company’s achievement of specific EBITDA levels for the fiscal year ended September 30, 2013, as well as the individual’s accomplishment of specific performance goals. For our named executive officers, Jacqueline M. Lemke, Lori Payne and John P. Devine, Jr., the target payouts for fiscal 2013 under the AIBP range from $0 to $210,000, $87,000 and $52,000, respectively.

Item 9.01 Exhibits

(d)  Exhibits:

16.1	Letter from Crowe Horwath LLP dated February 12, 2013, addressed to the Securities and Exchange Commission.

99.1	Bioanalytical Systems, Inc. press release, issued February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 12, 2013	By: /s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer,
Chief Financial Officer and Vice President—Finance